SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 4, 2001

Rapid Retrieval Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada 0-30451 88-0429856

(State or other jurisdiction of (Commission (IRS Employee

Incorporation) File Number) Identification No.)

Suite 309, 2906 West Broadway, Vancouver, B.C. V6K 2G8

(Address of principal executive offices) (postal code)

Registrant's telephone number, including area code: (604) 731-6603

Item 4. Changes in Registrant's Certifying Accountant.

(a) i. Registrant's primary accountants, David Coffey, CPA, and Marc Lumer, & Company, were dismissed by the Company on January 5, 2001.

ii. No reports on the financial statements prepared by either Mr. Coffey or Mr. Lumer over the past two years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

iii. The decision to change accountants was approved by the Board on January 5, 2001.

iv. During the registrant's two most recent fiscal years, there were no disagreements with either Mr. Coffey or Mr. Lumer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused either of them to make reference to the subject matter of the disagreements in connection with their reports.

2. i. The registrant retained the services of the accounting firm of J.H. Cohn, LLP on January 5, 2001, as their principal accountant.

ii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

iii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

3. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Mr. Coffey and to Mr. Lumer and requested that they each furnish the registrant with a letter addressed to the Commission stating their approval of or disagreement with the disclosures made herein. Such letters will be filed within two days of receipt with the Commission upon receipt by the registrant, but in no case later than 10 days following the filing of this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2001

RAPID RETRIEVAL SYSTEMS, INC.

/s/ Sonny Paradise

Sonny Paradise, President